                               OFFERING CIRCULAR
       OFFER TO EXCHANGE 800,000 SHARES OF SERIES E CONVERTIBLE PREFERRED
                  STOCK FOR 20,000,000 SHARES OF COMMON STOCK
                                       OF

                          MOLECULAR DIAGNOSTICS, INC.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
          ON DECEMBER 19, 2001, UNLESS EXTENDED OR EARLIER TERMINATED.


     Molecular Diagnostics, Inc., a Delaware corporation, hereby offers, upon the terms and conditions set forth in this Offering Circular and in the accompanying letter of transmittal, to exchange (the "Exchange Offer") 1/25 (one twenty-fifth) of a share of Series E convertible preferred stock, par value $0.001 per share, of Molecular Diagnostics for each share of common stock, par value $0.001, of Molecular Diagnostics, commencing on November 20, 2001 and ending December 19, 2001. We will accept no more than 20,000,000 shares of our common stock for exchange pursuant to the Exchange Offer. For a more detailed description of the Series E convertible preferred stock we are proposing to issue in the Exchange Offer, please see the section of this Offering Circular entitled "Description of Series E Convertible Preferred Stock." We reserve the right to terminate or amend the Exchange Offer, in our sole and absolute discretion, if any of the conditions listed in the section entitled "The Exchange Offer--Conditions to the Exchange Offer" are not satisfied or waived prior to the expiration of the Exchange Offer. We also reserve the right, in our sole and absolute discretion, to extend the period of time during which the Exchange Offer is open. The Exchange Offer is open to all holders of our common stock, and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in this Offering Circular, we reserve the right to waive any and all conditions other than receipt of necessary government approvals on or before the expiration of the Exchange Offer.


     Any holder of our common stock desiring to tender all or any portion of their common stock should either (i) complete and sign the enclosed letter of transmittal (or a facsimile thereof) in accordance with the instructions in the letter of transmittal, have such holder's signature guaranteed (if required by Instruction 1 to the letter of transmittal), mail or deliver the letter of transmittal (or a facsimile thereof) and any other required documents to LaSalle Bank National Association (the "Exchange Agent") and either deliver the certificates for tendered common stock along with the letter of transmittal to the Exchange Agent or tender such common stock pursuant to the procedures for book-entry transfer set forth in the section of this Offering Circular entitled "The Exchange Offer -- Procedures for Tendering Common Stock," or (ii) request such holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for them. Any holder whose common stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact their broker, dealer, commercial bank, trust company or other nominee to tender their common stock.

     IF YOU WISH TO TENDER COMMON STOCK BUT (I) CERTIFICATES EVIDENCING SUCH COMMON STOCK ARE NOT IMMEDIATELY AVAILABLE, (II) YOU CANNOT COMPLY WITH THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED IN THIS OFFERING CIRCULAR ON A TIMELY BASIS OR (III) YOU CANNOT DELIVER ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, YOU MAY TENDER SUCH COMMON STOCK BY FOLLOWING THE PROCEDURES FOR GUARANTEED DELIVERY SET FORTH IN THE SECTION OF THIS OFFERING CIRCULAR ENTITLED "THE EXCHANGE OFFER -- GUARANTEED DELIVERY PROCEDURES."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The Exchange Agent for the Exchange Offer is:
                       LASALLE BANK NATIONAL ASSOCIATION

                             ---------------------

                   SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR
                   A DISCUSSION OF RISKS YOU SHOULD CONSIDER
                      BEFORE TENDERING YOUR COMMON STOCK.

                             ---------------------


            The date of this Offering Circular is December 18, 2001

     THE EXCHANGE OFFER IS BEING MADE IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE EXEMPTIONS UNDER STATE SECURITIES LAWS.
                             ---------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS OFFERING CIRCULAR, OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR). IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MOLECULAR DIAGNOSTICS.
                             ---------------------

     THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.
                             ---------------------

     THIS OFFERING CIRCULAR IS SUBMITTED TO HOLDERS OF OUR COMMON STOCK FOR INFORMATIONAL USE SOLELY IN CONNECTION WITH THEIR CONSIDERATION OF THE EXCHANGE OFFER DESCRIBED IN THIS OFFERING CIRCULAR. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. THE OFFERING CIRCULAR MAY NOT BE COPIED OR REPRODUCED IN WHOLE OR IN PART NOR MAY IT BE DISTRIBUTED OR ANY OF ITS CONTENTS BE DISCLOSED TO ANYONE OTHER THAN THE HOLDER OF COMMON STOCK TO WHOM IT IS SUBMITTED.
                             ---------------------

     THIS OFFERING CIRCULAR SUMMARIZES VARIOUS DOCUMENTS AND OTHER INFORMATION. THOSE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DOCUMENTS AND INFORMATION TO WHICH THEY RELATE. IN MAKING AN INVESTMENT DECISION, HOLDERS OF COMMON STOCK MUST RELY ON THEIR OWN EXAMINATION OF MOLECULAR DIAGNOSTICS AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS CORRECT AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR THE CONSUMMATION OF THE EXCHANGE OFFER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. NO REPRESENTATION IS MADE TO ANY HOLDER OF COMMON STOCK REGARDING THE LEGALITY OF AN INVESTMENT IN OUR SERIES E CONVERTIBLE PREFERRED STOCK BY THAT HOLDER UNDER ANY APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE WITH RESPECT TO THE EXCHANGE OFFER.
                             ---------------------

     ALL INQUIRIES RELATING TO THIS OFFERING CIRCULAR AND THE TRANSACTIONS CONTEMPLATED HEREBY INCLUDING THE PROCEDURES FOR TENDERING IN THE EXCHANGE OFFER AND REQUESTS FOR ASSISTANCE IN TENDERING YOUR COMMON STOCK, AS WELL AS REQUESTS FOR ADDITIONAL COPIES OF THE ENCLOSED LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY, SHOULD BE DIRECTED TO THE EXCHANGE AGENT AT THE TELEPHONE NUMBER OR ONE OF THE ADDRESSES LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. REQUESTS FOR COPIES OF OUR AMENDED QUARTERLY REPORT FOR THE PERIOD ENDED SEPTEMBER 30, 2001, OUR 2001 AMENDED ANNUAL REPORT, OUR ANNUAL MEETING PROXY STATEMENT, OUR CURRENT REPORTS SHOULD BE DIRECTED TO THE COMPANY.
                             ---------------------

     In this Offering Circular, we, us, our and Molecular Diagnostics refer to Molecular Diagnostics, Inc.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUMMARY TERM SHEET..........................................    1
RISK FACTORS................................................    7
RECENT DEVELOPMENTS.........................................   11
USE OF PROCEEDS.............................................   12
DESCRIPTION OF SERIES E CONVERTIBLE PREFERRED STOCK.........   12
THE EXCHANGE OFFER..........................................   14
FEDERAL INCOME TAX CONSIDERATIONS...........................   21
DESCRIPTION OF CAPITAL STOCK................................   23
WHERE YOU CAN FIND MORE INFORMATION ABOUT US................   34

                               SUMMARY TERM SHEET

     Through this Offering Circular and the enclosed letter of transmittal, we are offering to exchange 1/25 (one twenty-fifth) of a share of Series E convertible preferred stock for each share of our common stock. The following are some of the questions you may have as a holder of common stock and answers to those questions. The following summary highlights selected information from this Offering Circular and may not contain all the information you will need to make a decision regarding whether or not to tender your common stock and accept our Series E convertible preferred stock. This Offering Circular includes specific terms of the Exchange Offer, including a description of the Series E convertible preferred stock we are proposing to issue and some financial data. We encourage you to read carefully this Offering Circular and the documents to which we refer you in their entirety, including the discussion of risks and uncertainties affecting our business included in the section of this Offering Circular entitled "Risk Factors" beginning on page 7.

WHO IS MAKING THE EXCHANGE OFFER?

     Molecular Diagnostics, Inc., a Delaware corporation, is making the Exchange Offer. We are located at 414 North Orleans Street, Suite 510, Chicago, Illinois 60610, and our telephone number is (312) 222-9550. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "MCDG." For further information concerning Molecular Diagnostics, please see the section of this Offering Circular entitled "Where You Can Find More Information About Us."

WHY IS MOLECULAR DIAGNOSTICS MAKING THE EXCHANGE OFFER?

     We are making the Exchange Offer in order to reduce the number of outstanding shares of our common stock and to reduce the concern by shareholders that registered shares held by the board of directors and executive officers would be sold in the market. We are authorized to issue up to 50,000,000 shares of common stock. As of November 16, 2001, if all securities convertible into or exercisable for common stock were converted or exercised, we would exceed the amount of common stock we are authorized to issue.

     On May 24, 2001, our stockholders approved a one-for -three reverse split of our common stock. One of the results of the reverse split would be a reduction of two-thirds in the number of outstanding shares of common stock as well as the number of shares underlying securities convertible or exercisable into common stock. Factors such as the current trading price of our common stock, general market conditions, a possible listing of our common stock on The American Stock Exchange, the results of recent financings and continuing negotiations by our investment bankers regarding business alliances, and the expense and effort required in completing the reverse split, have persuaded the board of directors that effecting the reverse split is not prudent at this time.

     On October 10, 2001, the SEC declared effective, a registration statement on Form S-2 covering approximately 35,000,000 shares of our common stock, including shares currently outstanding or underlying securities convertible or exercisable into common stock. Some members of the investment community have expressed concern that, as a result of this registration statement, there is a large volume of our common shares currently available for sale. We believe that these concerns have led to reluctance to invest in our common stock and may have depressed the trading price of our common stock. We also believe that our position is supported by the fact that the trading price of our stock continues to be depressed, even with recent disclosures of new revenue-producing contracts and business alliances.

     By effecting the Exchange Offer, we would reduce the number of common shares outstanding as well as those available for sale. The reduction in the common shares outstanding would provide us with more common stock reserved for securities convertible or exercisable into our common stock without exceeding the amount of authorized common stock. It would also reduce the concerns over the number of common shares available for sale.

     The board of directors and executive officers beneficially own a significant number of the shares covered by the S-2 registration statement. While these shares are registered and available for resale in compliance with applicable regulations of the Securities Act, these shareholders have no current intentions of liquidating their holdings in Molecular Diagnostics and have agreed to tender their shares of common stock in the Exchange Offer.

WHAT CLASSES AND AMOUNTS OF SECURITIES ARE SOUGHT IN THE EXCHANGE OFFER?


     We are offering to acquire up to 20,000,000 shares of our currently outstanding common stock in exchange for 800,000 shares of our Series E convertible preferred stock. We reserve the right to terminate or amend the Exchange Offer in our sole and absolute discretion if any of the conditions cited in the section of this Offering Circular entitled "The Exchange Offer--Conditions to the Exchange Offer" are not satisfied or waived prior to the expiration of the Exchange Offer. We also reserve the right, in our sole and absolute discretion, to extend the period of time during which the Exchange Offer is open. As of November 16, 2001, we had outstanding 35,560,517 shares of our common stock. Assuming 20,000,000 shares of common stock are tendered, accepted and exchanged, there will be approximately 15,560,517 shares of common stock outstanding. We will issue fractional shares of Series E convertible preferred stock in the Exchange Offer. For more information regarding the terms of the Exchange Offer, please see the section of this Offering Circular entitled "The Exchange Offer."


WHAT SECURITY IS MOLECULAR DIAGNOSTICS OFFERING TO ISSUE IN EXCHANGE FOR MY COMMON STOCK?

     We are offering to issue 1/25 (one twenty-fifth) of a share of our Series E convertible preferred stock in exchange for each share of our common stock that is properly tendered and not withdrawn in the Exchange Offer.

WHAT HAPPENS IF AN EXCHANGE OFFER IS OVERSUBSCRIBED?

     If more than 20,000,000 shares of common stock are tendered, we will accept from each tendering holder of common stock a number of shares based on the proportion of common stock tendered by that holder to all common stock tendered.

WHAT DOES MOLECULAR DIAGNOSTICS' BOARD OF DIRECTORS THINK OF THE EXCHANGE OFFER?

     While our board of directors believes that the Exchange Offer is in our best interests, the directors are not making any recommendation regarding whether you should tender your common stock in the Exchange Offer and, accordingly, you must make your own determination as to whether to tender your common stock and accept the Series E convertible preferred stock we propose to issue. However, members of our board of directors and management have notified us that they intend to tender common stock beneficially owned by them.

WHAT RISKS SHOULD I CONSIDER IN DECIDING WHETHER OR NOT TO TENDER MY COMMON
STOCK?

     In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of risks and uncertainties affecting our business described in the section of this Offering Circular entitled "Risk Factors," the section of our Amended Quarterly Report for the period ended September 30, 2001 entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is incorporated by reference into this Offering Circular, and the section of our 2000 Amended Annual Report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is incorporated by reference into this Offering Circular.

WILL I GIVE UP ANY LEGAL RIGHTS BY EXCHANGING MY COMMON STOCK?

     No. The holders of Series E convertible preferred stock shall be entitled to vote on all matters on which holders of common stock are entitled to vote. In addition, the Series E convertible preferred stock you receive will provide you with seniority over holders of common stock of claims against us, and thus a degree of protection that holders of common stock do not enjoy.

IS MOLECULAR DIAGNOSTICS PRESENTLY ABLE TO ISSUE THE SERIES E CONVERTIBLE PREFERRED STOCK?

     Yes. The consideration we will issue in the Exchange Offer consists of currently authorized shares of our preferred stock which may be issued by designation from the board of directors and without stockholder approval. The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and does not need to be registered with the Securities and Exchange Commission (the "SEC"). Accordingly, provided that none of the events described in the section of this Offering Circular entitled "The Exchange Offer -- Conditions to the Exchange Offer" has occurred, and unless terminated by us, we intend to issue Series E convertible preferred stock in exchange for properly tendered common stock promptly following the expiration of the Exchange Offer. For more information regarding the timing of the issuance of Series E convertible preferred stock in the Exchange Offer, please see the section of this Offering Circular entitled "The Exchange Offer -- Acceptance of Common Stock for Exchange; Delivery of Series E Convertible Preferred Stock."

WILL THE SERIES E CONVERTIBLE PREFERRED STOCK BE LISTED FOR TRADING?

     No. Our Series E convertible preferred stock is not listed on any national securities exchange or quoted in any inter-dealer quotation system. The Series E convertible preferred stock you receive in your Exchange Offer will not be freely tradeable and cannot be sold or transferred except under an exemption from the Securities Act. For more information regarding the Series E convertible preferred stock, please see the sections in this Offering Circular entitled "Risk Factors" and "Description of Series E Convertible Preferred Stock," and the section of our 2000 Amended Annual Report entitled "Market for Registrant's Common Equity and Related Stockholder Matters."

WHAT ARE THE CONDITIONS TO THE EXCHANGE OFFER?


     The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and therefore not subject to registration with the SEC. The Exchange Offer is not conditioned upon the exchange of a minimum number of shares of common stock. However, the Exchange Offer is subject to a number of customary conditions, some of which we may waive. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any properly tendered common stock. In addition, we reserve the right to terminate or amend the Exchange Offer if any conditions cited in the section entitled "The Exchange Offer--Conditions to the Exchange Offer" are not satisfied or waived prior to the expiration of the Exchange Offer. For more information regarding the conditions to the Exchange Offer, please see the section of this Offering Circular entitled "The Exchange Offer -- Conditions to the Exchange Offer."


WHAT WILL BE THE EFFECT OF THE EXCHANGE OFFER FOR THE TRADING MARKET OF THE COMMON STOCK THAT IS NOT EXCHANGED?

     Our common stock is quoted on the Over-the-Counter Bulletin Board. There is currently a limited trading market for the common stock. To the extent that common stock is tendered and accepted for exchange in the Exchange Offer, the trading market for the remaining common stock, and as a result the market price for the unexchanged common stock, may be affected to the extent that the amount of common stock tendered in the Exchange Offer reduces the float of the common stock. Nevertheless, we cannot assure you that our common stock will be more or less actively traded or more or less liquid or at what prices it may trade after completion of the Exchange Offer.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO ME OF PARTICIPATING IN THE EXCHANGE OFFER?

     In general, if you exchange your common stock for shares of Series E convertible preferred stock, you will not recognize gain or loss for U.S. federal income tax purposes. However, you will recognize income with respect to the payments you receive from us for dividends that accrue on your Series E convertible preferred stock. For more information regarding the tax consequences to you as a result of the Exchange Offer, please see the section of this Offering Circular entitled "Federal Income Tax Considerations."

     The tax consequences you may experience as a result of participating in the Exchange Offer will depend on your individual situation. You should consult your tax advisor for a full understanding of these tax consequences.

WHAT IS THE EFFECT OF EXCHANGING SERIES E CONVERTIBLE PREFERRED STOCK FOR MY COMMON STOCK?

     The consideration we are offering in the Exchange Offer is Series E convertible preferred stock. Our financial condition may have an effect on the price of our common stock, more so than on the price of the Series E convertible preferred stock. Because we are offering to acquire a significant amount of common stock in the Exchange Offer, we do not know at what price the common stock will trade following the consummation of the Exchange Offer. Additionally, the Series E convertible preferred stock will provide you with seniority of claims against us and a greater degree of protection than holders of common stock are entitled. As a result, if we were to file for bankruptcy, holders of Series E convertible preferred stock would be entitled to be paid prior to holders of common stock.

WILL MOLECULAR DIAGNOSTICS RECEIVE ANY CASH PROCEEDS FROM THE EXCHANGE OFFER?

     No. We will not receive any cash proceeds from the Exchange Offer.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER?

     You will have until 5:00 p.m., New York City time, on December 19, 2001. If you cannot deliver the certificates representing your common stock and the other documents required to make a valid tender by that time, you may be able to use a guaranteed delivery procedure. For more information regarding the time period for tendering your common stock, including the use of a guaranteed delivery procedure, please see the section of this Offering Circular entitled "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock."

UNDER WHAT CIRCUMSTANCES CAN THE EXCHANGE OFFER BE EXTENDED OR AMENDED?


     We can extend the Exchange Offer in our sole and absolute discretion, and we reserve the right to do so. During any extension of the Exchange Offer, the common stock that was previously tendered and not withdrawn will remain subject to the extended Exchange Offer. In addition, we expressly reserve the right to terminate or amend the Exchange Offer in our sole and absolute discretion if any of the conditions described in the section of this Offering Circular entitled "The Exchange Offer -- Conditions to the Exchange Offer" are not satisfied or waived prior to the expiration of the Exchange Offer. For more information regarding our right to extend or amend the Exchange Offer, please see the section of this Offering Circular entitled "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock."


HOW WILL I BE NOTIFIED IF THE EXCHANGE OFFER IS EXTENDED OR AMENDED?

     If we extend or amend the Exchange Offer, we will issue a press release or another form of public announcement. In the case of an extension, a release or announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Exchange Offer. For more information regarding notification of extensions or amendments of the Exchange Offer, please see the section of this Offering Circular entitled "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock."

HOW DO I TENDER MY COMMON STOCK?

     To tender your common stock, you must deliver the certificates representing your common stock, together with a completed letter of transmittal and any other documents required by the letter of transmittal, to the Exchange Agent, not later than the time the Exchange Offer expires. If your common stock is held in street name (that is, through a broker, dealer or other nominee) the common stock can be tendered by your nominee through The Depository Trust Company ("DTC"). If you cannot provide the Exchange Agent with all of the required documents prior to the expiration of the Exchange Offer, you may obtain additional time to do so by submitting to the Exchange Agent a notice of guaranteed delivery, which must be certified by a broker, bank or other fiduciary that is a member of the Securities Transfer Agent Medallion Program or another eligible institution guarantee. You are also required to guarantee that these items will be received by the Exchange Agent within three New York Stock Exchange trading days, and, for your tender to be valid, the

Exchange Agent must receive the missing items within that three trading-day period. For more information regarding the procedures for tendering your common stock, please see the section of this Offering Circular entitled "The Exchange Offer -- Procedures for Tendering Common Stock."

WHEN WILL I RECEIVE THE SERIES E CONVERTIBLE PREFERRED STOCK IN EXCHANGE FOR MY COMMON STOCK?

     Subject to the satisfaction or waiver of all conditions to the Exchange Offer, and assuming we have not previously elected to terminate or amend the Exchange Offer, we will accept for exchange your common stock that is properly tendered and not withdrawn prior to the expiration of the Exchange Offer at 5:00 p.m., New York City time, on December 19, 2001. Promptly following this date, shares of Series E convertible preferred stock will be delivered in exchange for common stock, up to the maximum amount we are offering to exchange. For more information regarding our obligation to issue the Series E convertible preferred stock in exchange for tendered common stock, please see the section of this Offering Circular entitled "The Exchange Offer -- Acceptance of Common Stock for Exchange; Delivery of Series E Convertible Preferred Stock."

WHAT HAPPENS IF MY COMMON STOCK IS NOT ACCEPTED FOR EXCHANGE?

     If we decide for any reason not to accept any common stock, including if more common stock is tendered than we are willing to accept, we will return the common stock to the registered holder at our expense promptly after the expiration or termination of the Exchange Offer. In the case of common stock tendered by book-entry transfer into the Exchange Agent's account at DTC, as described above, DTC will credit any withdrawn or unaccepted common stock to the tendering holder's account at DTC. For more information regarding the withdrawal of tendered common stock, please see the sections of this Offering Circular entitled "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock" and "-- Withdrawal of Tenders."

UNTIL WHEN MAY I WITHDRAW PREVIOUSLY TENDERED COMMON STOCK?


     You may withdraw previously tendered common stock at any time until the Exchange Offer has expired. If we have not agreed to accept your common stock for exchange by January 28, 2002, you may withdraw your stock at any time after that date until we accept your common stock for exchange. For more information regarding your right to withdraw tendered common stock, please see the section of this Offering Circular entitled "The Exchange Offer -- Withdrawal of Tenders."


HOW DO I WITHDRAW PREVIOUSLY TENDERED COMMON STOCK?

     To withdraw previously tendered common stock, you must deliver a written notice of withdrawal to the Exchange Agent with all relevant information pertaining to the common stock you tendered. For more information regarding the procedures for withdrawing tendered common stock, please see the section of this Offering Circular entitled "The Exchange Offer -- Withdrawal of Tenders."

WHOM CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE EXCHANGE OFFER?

     If you have questions regarding the information in this Offering Circular or the procedures for tendering in the Exchange Offer or require assistance in tendering your common stock, please contact the Exchange Agent. If you would like additional copies of this Offering Circular, our Amended Quarterly Report for the period ended September 30, 2001, our 2000 Amended Annual Report, our Current Reports or our Annual Meeting Proxy Statement, please contact either the Exchange Agent or Molecular Diagnostics directly.

     You can call the Exchange Agent at (312) 904-2458 or write to the Exchange Agent at the address listed on the back cover page of this Offering Circular.

     For more information regarding Molecular Diagnostics, please see the section of the Offering Circular entitled "Where You Can Find More Information About Us." You can also contact us at:

                          Molecular Diagnostics, Inc.
                      414 North Orleans Street, Suite 510
                            Chicago, Illinois 60610
                          Attention: Leonard R. Prange
                                 (312) 222-9550

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we are facing. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

     Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE SERIES E CONVERTIBLE PREFERRED STOCK.

     Our Series E convertible preferred stock is a new issue that will not be listed on any national securities exchange or quoted in any inter-dealer quotation system, and we do not intend to apply for listing or quotation on any established trading market. As a result, there will not be a public market for trading the Series E convertible preferred stock. Accordingly, if you wish to dispose of all or a part of the Series E convertible preferred stock, you would have to do so in private, directly negotiated sales until the Series E convertible preferred stock can be converted into shares of common stock. Thus, you will probably be unable to liquidate your holding of Series E convertible preferred stock until it is convertible into shares of our common stock. We cannot provide any assurance regarding the liquidity of our Series E convertible preferred stock or the price at which you would be able to sell the Series E convertible preferred stock.

THE VALUE OF THE SERIES E CONVERTIBLE PREFERRED STOCK MAY BE STATIC.

     It is unlikely that the value of the Series E convertible preferred stock will fluctuate significantly from the $22.00 face value, resulting in the holders not experiencing any appreciation in the value of their stock. Depending on market conditions and the performance of Molecular Diagnostics, however, the price of our common stock could increase in the future and the common stock might trade at prices greater than the relative value of the Series E convertible preferred stock. Under those circumstances, the holders of the Series E convertible preferred stock might not realize the appreciation of our common stock unless their Series E convertible preferred stock were convertible.

WE HAVE NOT IMPLEMENTED OUR REVERSE STOCK SPLIT, AND IF WE DO, IT MAY NOT HAVE THE INTENDED EFFECT OF ENHANCING STOCKHOLDER VALUE.

     On May 24, 2001, our common stockholders approved a one-for-three reverse stock split of our common stock. In the split, each three shares of our issued and outstanding common stock will be reclassified and converted into one share of common stock. The timing of the reverse split will depend on several factors, including the possible listing of our common stock on the American Stock Exchange. Delay in implementing the split may create uncertainty in the market and investors may be unwilling to buy our common stock until they know when, or if, the split will be effective. It is intended to increase the acceptance of our common stock by the financial community and the investing public and could enhance stockholder value as well as increase our stock price to meet the minimum price criteria of The American Stock Exchange. The price of our common stock after the reverse stock split may not increase in an amount proportionate to the decrease in the number of outstanding shares.

THERE IS A LIMITED MARKET FOR PENNY STOCKS SUCH AS OUR COMMON STOCK; WE MAY NOT BE ABLE TO LIST ON THE AMERICAN STOCK EXCHANGE.

     Our common stock is considered a "penny stock" because, among other things, its price is below $5 per share, it trades on the Over-the-Counter Bulletin Board and we have net tangible assets of less than $2,000,000. As a result, there may be less coverage by security analysts, the trading price may be lower, and it may be more difficult for our stockholders to dispose of, or to obtain accurate quotations as to the market value of, their common stock. Being a penny stock could limit the liquidity of our common stock.

     Although our common stock is currently quoted on the Over-the-Counter Bulletin Board, an increase in the per share market price may meet criteria to allow our common stock to be listed on The American Stock Exchange. One of the purposes of the reverse stock split is to reduce the number of shares outstanding and, thus, increase our stock price to meet The American Stock Exchange minimum price of $3.00 a share. We have filed an application for listing on The American Stock Exchange. However, our management does not know if listing will or can be effected. The American Stock Exchange Company Guide states that meeting the Exchange's quantitative listing requirements does not automatically guarantee that the stock of a company will be approved for listing. The Company Guide also states that The American Stock Exchange has discretion in allowing the listing of the stock of a company that does not meet all of the criteria.

     Our independent accountants have noted that there are substantial doubts as to our ability to continue as a going concern. The listing criteria for The American Stock Exchange do not discuss the effect of a going concern explanatory paragraph. The listing analyst for our listing application has indicated that he would recommend that the listing be denied based on the going concern explanatory paragraph. We may appeal that decision to the Listing Committee of The American Stock Exchange, which has latitude to overrule the listing analyst's recommendation. The formal decision and recommendation of the listing analyst will not be rendered until we address the issue of the trading price of our common stock, which is currently below the quantitative requirement. We and our representatives are in continuing discussions with The American Stock Exchange over the listing application.

THE HISTORICALLY VOLATILE MARKET PRICE OF OUR COMMON STOCK MAY AFFECT THE VALUE OF OUR STOCKHOLDERS' INVESTMENT.

     The market price of our common stock, like that of many other medical products and biotechnology companies, has in the past been highly volatile. This volatility is likely to continue for the foreseeable future. Factors affecting potential volatility include:

     - general economic and other external market factors;

     - announcements of mergers, acquisitions, licenses and strategic agreements;

     - announcements of private or public sales of securities;

     - announcements of new products or technology by us or our competitors;

     - fluctuations in operating results; and

     - announcements of the Food and Drug Administration ("FDA") actions relating to products.

OUR COMMON STOCK IS UNLIKELY TO PRODUCE DIVIDEND INCOME FOR THE FORESEEABLE FUTURE.

     We have never paid a cash dividend on our common stock and we do not anticipate paying cash dividends for the foreseeable future. We intend to reinvest any funds that might otherwise be available for the payment of dividends in further development of our business.

OUR COMMON STOCK IS SUBJECT TO DILUTION, AND AN INVESTOR'S OWNERSHIP INTEREST AND RELATED VALUE MAY DECLINE.


     We are authorized to issue up to 5,000,000 shares of preferred stock. As of November 16, 2001 we have approximately 572,485 shares of Series A convertible preferred stock outstanding which convert into 250,073 shares of our common stock and 1,457,356 shares of Series B convertible preferred stock outstanding which convert into 5,829,424 shares of common stock. As of November 16, 2001, we also have 1,331,499 shares of Series C convertible preferred stock outstanding which convert into 6,657,495 shares of our common stock, 175,000 shares of Series D convertible preferred stock outstanding which convert into 1,750,000 shares of our common stock and 800,000 shares of Series E convertible preferred stock, the amount of which outstanding will depend upon the number of shares of common stock tendered in the Exchange Offer.

     As of November 16, 2001 we have outstanding warrants to purchase 9,106,374 shares of our common stock, outstanding options to purchase approximately 3,507,395 shares of our common stock, and $1,085,000 in principal amount of convertible promissory notes outstanding which are convertible into 1,038,962 shares of common stock.


     Exercise or conversion by the holders of these securities would result in substantial dilution to our shareholders.

     The reverse stock split, when effected, will create almost 33,000,000 additional authorized but unissued shares of our common stock that could be sold by our board of directors without stockholder approval, thus potentially diluting the relative stock interests of our exiting stockholders at the time of sale.

WE EXPECT TO INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE ACCUMED MERGER.

     In September 2001, AccuMed International, Inc. merged into our wholly-owned subsidiary and became a wholly-owned subsidiary of Molecular Diagnostics. We incurred direct transaction costs of approximately $750,000 which we included as part of the total purchase cost of AccuMed for accounting purposes. We believe the combined entity may incur charges to operations, which are not currently reasonably estimable, in subsequent quarters, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

WE HAVE A LIMITED OPERATING HISTORY AND THERE ARE DOUBTS AS TO OUR BEING A GOING CONCERN.

     We have limited operating history. Our revenues, since our inception in March 1998, have been derived almost entirely from sales by Samba Technologies, Sarl, our wholly-owned subsidiary. We have not introduced or sold any of our InPath System products to date.

     We will continue to devote substantial resources to product development. We anticipate that we will continue to incur significant losses unless and until some or all of our products have been successfully introduced into the market place.

     We have incurred substantial losses and have limited financial resources. Consequently our independent accountants have noted that these conditions raise substantial doubt as to our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result from the outcome of this uncertainty. The going concern explanatory paragraph may prevent our common stock from being listed on The American Stock Exchange and may make additional financing more difficult or costly.

WE MAY NOT BE ABLE TO MEET OUR LONG-TERM CAPITAL REQUIREMENTS.

     We do not know if we will be able to sustain our longer-term operations through future revenues. Whether we will need to raise additional funds to support our long-term operations is influenced by many factors, including the costs, timing and success of efforts to develop products and market acceptance of our products.

OUR PRODUCTS ARE SUBJECT TO GOVERNMENT REGULATION AND THEY MAY NOT RECEIVE NEEDED GOVERNMENT APPROVALS.

     The sale and use of our products in the United States is regulated by the FDA. We must meet significant FDA requirements before we receive clearance to market our products. Included in these FDA requirements is the conduct of lengthy and expensive clinical trials to prove the safety and efficacy of the products. Until we complete such clinical trials our products may be used only for research purposes or to provide supplemental diagnostic information in the United States. We have completed a clinical trial for one of our products and submitted a 501K application to the FDA. We have started clinical trials of two other products and expect to begin additional trials in 2002. We have not yet begun clinical trials of any of our AccuMed products. We cannot be certain that our product development plans will allow these additional trials to commence or be completed according to plan or that the results of these trials, or any future trials, when submitted to the FDA along with other information, will result in FDA clearance to market our products in the United States.

     Sales of medical devices and diagnostic tests outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain regulatory clearance in a foreign country may be longer or shorter than that required for FDA marketing clearance. Export sales of certain devices that have not received FDA marketing clearance may be subject to regulations and permits, which may restrict our ability to export the products to foreign markets. If we are unable to obtain FDA clearance for our products, we may need to seek foreign manufacturing agreements to be able to produce and deliver our products to foreign markets. We cannot be certain that we will be able to secure such foreign manufacturing agreements.

WE MAY NOT BE ABLE TO COMPETE WITH COMPANIES THAT ARE LARGER AND HAVE MORE RESOURCES.

     We compete in the medical device and diagnostics marketplace with companies that are much larger and have greater financial resources than we do. We cannot be certain that our products will be able to be successfully marketed in this competitive environment.

WE MAY NOT BE ABLE TO MARKET OUR PRODUCTS.

     We do not intend to maintain a direct sales force to market our products. Therefore, in order to successfully market our products, we must be able to negotiate profitable sales and marketing agreements with organizations that have direct sales forces calling on domestic and foreign markets that may use the products. If we are not able to successfully negotiate such agreements, we may be forced to market our products through our own sales force. We cannot be certain that we will be successful in developing and training such a sales force, should one be required, or that we will have the financial resources to carry out such development and training.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY.

     We hold a variety of patents and trademarks and have applied for a significant number of additional patents and trademarks with the United States Patent and Trademark Office and several foreign patent authorities. We intend to file additional patent and trademark applications as dictated by our research and development projects and business interests. We cannot be certain that any of the currently pending patent or trademark applications, or any of those which may be filed in the future, will be granted.

     We protect much of our core technology as trade secrets because our management believes that patent protection would not be possible or would be less effective than maintaining secrecy. We cannot be certain that we will be able to maintain secrecy or that a third-party will not be able to develop technology independently.

     The cost of litigation to uphold the validity of a patent or patent application, prevent infringement or protect trade secrets can be substantial, even if we are successful. Furthermore, we cannot be certain that others will not develop similar technology independently or design around the patent aspects of our products.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES.


     When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates", "should," "likely" or similar expressions, we are making forward-looking statements. The forward-looking statements contained in this Offering Circular are not subject to the safe-harbor protections of the Private Securities Litigation Reform Act of 1995. Nevertheless, you should recognize that these forward-looking statements involve risks, uncertainties and assumptions. Our future results and stockholder values may differ materially from those expressed in the forward-looking statements. Many of these factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements.

                              RECENT DEVELOPMENTS

REVERSE STOCK SPLIT

     On May 24, 2001, our stockholders approved a one-for-three reverse split of our common stock. In the reverse split, each three shares of our issued and outstanding common stock will be reclassified and converted into one share of common stock. Fractional shares will not be issued. Instead, our stockholders will be entitled to receive a cash distribution, without interest, in lieu of any fractional shares. The reverse stock split will not change the number of shares of common stock we are authorized to issue.

     The timing of the reverse split will depend on several factors, such as the timing of the possible listing of our common stock on The American Stock Exchange, the results of the negotiations by our investment bankers in regard to future financings and business alliances and the expense and effort required to be expended in completing the reverse split.

     One of the principal reasons for seeking stockholder approval to effect a one-for-three reverse stock split was to increase the per share price of the our common stock. Although our directors never expected the resulting price of a post-split share to be exactly three times the price of a pre-split share, they nevertheless hoped it would be enough to meet or exceed the minimum price required for listing on The American Stock Exchange. More importantly, the directors also anticipated that in order for us to successfully apply for listing on The American Stock Exchange, we would have to successfully conclude the merger with AccuMed. Moreover, our management recognized that it might be necessary to delay the reverse split until such time as we had positive news to report, thus making it more likely that the reverse split would have the desired effect in the marketplace.

     When soliciting the proxies of our stockholders in connection with the vote to approve the reverse stock split, we stated that we would implement the split, if approved, as soon as practicable. However for all of the reasons stated above, our directors do not believe it is yet practicable to give effect to the reverse stock split. Furthermore, because the proposal approved by our stockholders did not impose a deadline with respect to effecting the reverse split, the directors do not believe that the delay in implementing the reverse split is inconsistent with the approval itself or with the stockholders' expectations in regard to such implementation. The resolution approving the amendment to our Certificate of Incorporation to effect the proposed one-for-three reverse stock split provides that the filing of the amendment with the Secretary of State of Delaware shall be made at such time as our board of directors shall determine is advisable. Accordingly, there has been no time limit placed on the implementation of the reverse split and the directors believe they are able to effect such split at a time that is appropriate and practicable in the exercise of their best business judgment, which judgment the directors of a Delaware corporation are required to exercise in order to properly discharge their fiduciary duties to the stockholders of the corporation. Furthermore, the directors are unaware of any statutory or case law requirement fixing a specific time period within which an amendment to the certificate of incorporation of a Delaware corporation must be filed once it has been approved by the stockholders of the corporation. However, in the event that the reverse split has not been implemented by the time notice of our 2002 annual meeting of stockholders is required to be given, the directors intend to place on the ballot for such meeting either a proposal to reconfirm or a proposal to abandon the reverse stock split.

PRIVATE PLACEMENTS

     In November 2001, we raised $3,636,000 in net proceeds from the private placement of 1,331,499 shares of Series C convertible preferred stock to accredited investors. The Series C convertible preferred stock has a dividend rate of 10% and is convertible into common stock at $0.60 per share.

     In November 2001, we also raised $1,750,000 in proceeds from the private placement of 175,000 shares of Series D convertible preferred stock to Ventana Medical Systems, Inc. The Series D convertible preferred stock has a dividend rate of 10% and is convertible into the common stock at $1.00 per share. We also issued a three-year warrant to Ventana entitling them to purchase 1,750,000 shares of the common stock at an exercise price of $1.15 per share.

     The Series C convertible preferred stock and Series D convertible preferred stock are more fully described in the section entitled "Description of Capital Stock."

                                USE OF PROCEEDS

     We will not receive any of proceeds from the Exchange Offer. Molecular Diagnostics will hold in treasury any common stock that is properly tendered and accepted pursuant to the Exchange Offer.

              DESCRIPTION OF SERIES E CONVERTIBLE PREFERRED STOCK

     Our board of directors designated a new series of preferred stock, the Series E convertible preferred stock, for the purpose of this Exchange Offer. We are authorized to issue 800,000 shares of Series E convertible preferred stock, of which none were issued and outstanding as of November 19, 2001. We intend to issue these shares in the Exchange Offer. Each share of Series E convertible preferred stock has a stated value of $22 and a conversion price of $0.80, subject to antidilution adjustment. The Series E convertible preferred stock ranks senior to our common stock and on parity with our other outstanding preferred stock which is described in the section entitled "Description of Capital Stock." We may issue other series of preferred stock at any time and from time to time without the consent of the holders of the Series E convertible preferred stock.

  DIVIDENDS

     Shares of the Series E convertible preferred stock accrue dividends on a semi-annual basis at an annual rate of 10% per share payable on the last day of May and November, commencing May 31, 2002, out of any assets or funds legally available for payment of dividends. Dividends are cumulative and accrue, whether or not declared by our board of directors, but can only be declared or paid and set apart for payment if full cumulative dividends for all prior dividend periods then outstanding shall have been or shall be concurrently paid or declared and set apart for payment. Dividends are payable in cash provided that we may pay the dividends for the first two years in cash or in shares of our common stock. The dividend rate increases to 20% per share if after December 1, 2002 we have not reserved sufficient shares of common stock to allow for the conversion of all shares of Series E convertible preferred stock.

     We may not pay any dividends or any distribution on any class or series of capital stock ranking junior to the Series E convertible preferred stock except dividends payable in shares of our stock of any class junior to the preferred stock, and we may not repurchase or redeem any junior stock, if any dividends on the Series E convertible preferred stock are then in arrears.

  VOTING RIGHTS

     The holders of the Series E convertible preferred stock shall be entitled to vote on any matter on which the holders of common stock are entitled to vote. If the Series E convertible preferred stock is entitled to vote with the holders of common stock as one class, each share of Series E convertible preferred stock shall entitle the holder to the number of votes that equals the number of shares of common stock into which each share of Series E convertible preferred stock is convertible. Without first obtaining the approval of a majority of the shares of Series E convertible preferred stock then outstanding, we may not repeal, amend or change the Series E convertible preferred stock Certificate of Designations or our Certificate of Incorporation to alter or change the powers, preferences or rights of the Series E convertible preferred stock so as to affect them adversely.

  LIQUIDATION

     The liquidation preference of the Series E convertible preferred stock is $22 per share plus all accrued but unpaid dividends. Upon liquidation, dissolution or winding up of Molecular Diagnostics, each holder of the Series E convertible preferred stock is entitled to be paid in cash out of our assets available for distribution to shareholders an amount equal to the liquidation preference of the Series E convertible preferred stock before any amounts may be paid to any class or series of capital stock ranking junior to the Series E convertible preferred stock.

     If the assets available for distribution to the holders of Series E convertible preferred stock and any other security ranking on parity with the preferred stock are insufficient to pay in full all amounts payable to the holders of the Series E convertible preferred stock and all other parity securities, then all of the assets available for distribution to the holders of the Series E convertible preferred stock and parity securities will be distributed among the holders ratably in proportion to the amounts that would be payable if there were sufficient assets to permit payment in full. After payment in full, the holders of the Series E convertible preferred stock will not be entitled to any further distribution of assets. A merger or consolidation will be considered a liquidation event in certain circumstances.

  RESERVATION OF SHARES

     When convertible we will authorize and will reserve and keep available a sufficient number of shares of our common stock as will be issuable upon the conversion of all outstanding shares of Series E convertible preferred stock and dividends payable thereon. These shares of our common stock, when issued, will be duly and validly issued, fully paid and non-assessable, and free of liens.

  REDEMPTION

     Shares of the Series E convertible preferred stock are not redeemable.

  SINKING FUND

     There is no sinking fund for the Series E convertible preferred stock.

  CONVERSION

     Shares of Series E convertible preferred stock are convertible, at any time after December 1, 2002, at the option of the holder, into shares of common stock. Each share of the Series E convertible preferred stock is convertible into such number of shares of our common stock as is determined by dividing the $22 stated value per share plus all accrued but unpaid dividends by the then effective conversion price, which is referred to as the conversion rate.

     If the then current market price of our common stock equals or exceeds $22 per share for any 20 consecutive trading days, we may elect to convert all outstanding shares of Series E convertible preferred stock into common stock at the then effective conversion rate. If for any reason we do not pay any portion of the accrued dividends on the Series E convertible preferred stock being converted, we may pay that portion of unpaid dividends in shares of common stock.

  ADJUSTMENTS TO CONVERSION PRICE

     The conversion price and the number of shares of common stock issuable upon conversion of the Series E convertible preferred stock are subject to adjustment from time to time upon the occurrence of any of the following events at any time:

     - If we (A) issue common stock as a dividend or a distribution with respect to any class or series of our capital stock, (B) split or otherwise subdivide our common stock, (C) combine our outstanding shares of common stock into a greater or smaller number of shares, or (D) issue any shares of capital stock in a reclassification;

     - If there occurs a merger, consolidation, recapitalization or conveyance of all or substantially all of our assets.

     - The conversion price and the conversion rate will be adjusted when we implement the reverse stock split.

  FRACTIONAL SHARES

     We will not issue any fractional shares of common stock upon the conversion of the Series E convertible preferred stock but rather will pay cash based on the then current market price per share of our common stock.

                               THE EXCHANGE OFFER

GENERAL

     The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. The Series E convertible preferred stock has not been registered with the SEC and cannot be sold or transferred except under an exemption under the Securities Act and state securities laws.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING COMMON STOCK


     This Offering Circular and the enclosed letter of transmittal constitute an offer to exchange 1/25 (one twenty-fifth) of a share of our Series E convertible preferred stock, par value $0.001, for one share of our common stock, par value $0.001, subject to the terms and conditions described in this Offering Circular. Assuming we do not elect to terminate the Exchange Offer, in our sole and absolute discretion, based on any of the conditions listed below not being satisfied or waived, we will accept for exchange up to 20,000,000 shares of outstanding common stock which are properly tendered prior to the expiration of the Exchange Offer and not withdrawn as permitted below. If more than 20,000,000 shares of common stock are tendered and not withdrawn, we will accept from each tendering holder of common stock a number of shares determined by multiplying the shares tendered by a fraction, the numerator of which is the total amount of common stock tendered by such holder and the denominator of which is the total amount of common stock tendered by all participants in the Exchange Offer. The Exchange Offer is being made to all holders of our common stock. As of November 16, 2001, 35,560,517 shares of our common stock are outstanding. This Offering Circular and the enclosed letter of transmittal are first being sent on or about November 20, 2001 to all record holders of common stock known to us as of November 19, 2001. The Exchange Offer will expire at 5:00 p.m., New York City time, on December 19, 2001. In our sole and absolute discretion, we may extend the period of time during which the Exchange Offer is open. Our obligation to accept common stock in the Exchange Offer is subject to the conditions listed below under the caption "-- Conditions to the Exchange Offers."


     We expressly reserve the right, at any time and from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any common stock. If we elect to extend the period of time during which the Exchange Offer is open, we will give oral or written notice of the extension, as described below. During any extension, all common stock previously tendered and not withdrawn will remain subject to the extended Exchange Offer and may be accepted for exchange by us (up to the maximum amount we are offering to exchange). We will return to the registered holder, at our expense, any common stock not accepted for exchange promptly after the expiration or termination of the Exchange Offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the Exchange Offer.


     We expressly reserve the right in our sole and absolute discretion to amend or terminate the Exchange Offer if any of the events described below under the caption "-- Conditions to the Exchange Offer" are not satisfied or waived. We will give you oral or written notice of any amendment, termination or non-acceptance of the Exchange Offer as promptly as practicable.


CONDITIONS TO THE EXCHANGE OFFER


     The Exchange Offer is not conditioned upon the exchange of a minimum number of shares of common stock. Notwithstanding any other provision of the Exchange Offer, we are not required to accept any common stock for exchange or to issue any Series E convertible preferred stock in exchange for common stock if, at any time before the expiration of the Exchange Offer any of the following events occurs:


     - the Exchange Offer is determined to violate any applicable law or any applicable interpretation of the staff of the SEC;

     - an action or proceeding is pending or threatened in any court or by any governmental agency or third party that might materially impair our ability to proceed with the Exchange Offer;

     - any material adverse development occurs in any existing legal action or proceeding involving Molecular Diagnostics or our subsidiary; or

     - a general suspension of trading of our common stock in the Over-the-Counter Bulletin Board, a declaration of a banking moratorium by U.S. or New York authorities or commencement of a war, armed hostilities or other international or national calamity directly involving the United States which would materially and adversely effect the Exchange Offer.


     These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive, to extent permitted by applicable law, any condition, in whole or in part, at any time in our sole and absolute discretion prior to the expiration of the Exchange Offer. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time. Moreover, we may terminate or amend the Exchange Offer, in our sole and absolute discretion, if any of these conditions are not satisfied or waived prior to the expiration of the Exchange Offer.


PROCEDURES FOR TENDERING COMMON STOCK

     When you tender your common stock, and we accept the common stock for exchange, this will constitute a binding agreement between you and Molecular Diagnostics, subject to the terms and conditions set forth in this Offering Circular and the enclosed letter of transmittal. Unless you comply with the procedures described below under the title "-- Guaranteed Delivery Procedures," you must do one of the following prior to the expiration of the Exchange Offer to participate in the Exchange Offer:

     - if you hold common stock in certificated form, tender your common stock by sending (1) the certificates representing your common stock, in proper form for transfer, (2) a properly completed and duly executed letter of transmittal, with any required signature guarantees, and (3) all other documents required by the letter of transmittal, to LaSalle Bank National Association, as Exchange Agent, at one of the addresses listed below under the title "-- Exchange Agent"; or

     - if you hold common stock in "street name," tender your common stock by using the book-entry procedures described below under the title
       "-- Book-Entry Transfer" and transmit a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the Exchange Agent.

     In order for a book-entry transfer to constitute a valid tender of your common stock, the Exchange Agent must receive a confirmation of book-entry transfer of your common stock into its account at The Depository Trust Company prior to the expiration of the Exchange Offer. The term "agent's message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR COMMON STOCK, LETTERS OF TRANSMITTAL, AGENT'S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR DISCRETION. IF YOU DELIVER COMMON STOCK BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND ALL CERTIFICATES FOR COMMON STOCK, LETTERS OF TRANSMITTAL AND AGENT'S MESSAGES TO THE EXCHANGE AGENT, AT ONE OF THE ADDRESSES SET

FORTH ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. PLEASE DO NOT SEND THESE MATERIALS TO MOLECULAR DIAGNOSTICS, AS THIS WILL NOT BE DEEMED A PROPER TENDER.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either:

     - a registered holder of common stock and have not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - you are tendering common stock for the account of an eligible guarantor institution.

     An eligible guarantor institution means:

     - banks, as defined in Section 3(a) of the Federal Deposit Insurance Act;

     - brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers, as defined in the Securities Exchange Act of 1934;

     - credit unions, as defined in Section 19B(1)(A) of the Federal Reserve
       Act;

     - national securities exchanges, registered securities associations and clearing agencies, as these terms are defined in the Securities Exchange Act; and

     - savings associations, as defined in Section 3(b) of the Federal Deposit Insurance Act.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor is required to be an eligible guarantor institution. If you plan to sign the letter of transmittal but you are not the registered holder of your common stock (which term, for this purpose, includes any participant in DTC's system whose name appears on a security position listing as the owner of the common stock) you must have the common stock signed by the registered holder of the common stock and that signature must be guaranteed by an eligible guarantor institution. You may also send a separate instrument of transfer or exchange signed by the registered holder and guaranteed by an eligible guarantor institution, but that instrument must be in a form satisfactory to us in our sole discretion. In addition, if a person or persons other than the registered holder or holders of common stock signs the letter of transmittal, certificates for the common stock must be endorsed, or accompanied by stock powers, exactly as the name or names of the registered holder or holders that appear on the certificates for common stock.

     All questions as to the validity, form, eligibility, including time of receipt, and acceptance of common stock tendered for exchange will be determined by us in our sole and absolute discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all improperly tendered common stock or not to accept any common stock, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any common stock either before or after the expiration of the Exchange Offer, including the right to waive the ineligibility of any holder who seeks to tender common stock. Our interpretation of the terms and conditions of the Exchange Offer as to any particular common stock either before or after the expiration of the Exchange Offer, including the terms and conditions of the letter of transmittal and the accompanying instructions, will be final and binding. Unless waived, any defects or irregularities in connection with tenders of common stock must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of common stock for exchange, nor will we have any liability for failure to give this notification.

     If you are a trustee, executor, administrator, guardian, attorney-in-fact or officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the letter of transmittal or any certificates for common stock, you must indicate your status when signing. If you are acting in any of these capacities, you are required to submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

ACCEPTANCE OF COMMON STOCK FOR EXCHANGE; DELIVERY OF SERIES E CONVERTIBLE PREFERRED STOCK


     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, listed above under the caption "--Conditions to the Exchange Offer", we will accept, promptly after the expiration of the Exchange Offer, common stock up to an amount which shall not exceed, the maximum number of shares of common stock we are offering to exchange in the Exchange Offer. We will issue the shares of Series E convertible preferred stock promptly after acceptance of the common stock. For purposes of the Exchange Offer, we will be deemed to have accepted properly tendered common stock for exchange when, as and if we have given oral or written notice of acceptance to the Exchange Agent, with written confirmation of any oral notice to be given promptly after any oral notice. In the event that holders of common stock tender more than the maximum number of shares we are offering to exchange in the Exchange Offer, we will accept for exchange only common stock in an amount equal to the maximum number we are offering to exchange in the Exchange Offer on a pro rata basis among the tendering holders of common stock.


     For each share of common stock accepted for exchange in the Exchange Offer, the tendering holder will receive 1/25 (one twenty-fifth) of a share of Series E convertible preferred stock.

     The issuance of shares of Series E convertible preferred stock in exchange for common stock will be made only after the Exchange Agent timely receives either certificates for all physically tendered common stock, in proper form for transfer, or a book-entry confirmation of transfer of the common stock into the Exchange Agent's account at DTC, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal. If for any reason we do not accept any tendered common stock or if common stock are submitted for a number more than the holder desires to exchange, we will return the unaccepted or non-exchanged common stock without expense to the registered tendering holder. In the case of common stock tendered by book-entry transfer into the Exchange Agent's account at DTC by using the book-entry procedures described below, the unaccepted or non-exchanged common stock will be credited to an account maintained by the tendering holder with DTC. Any common stock to be returned to the holder will be returned promptly after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Within two business days after the date of this Offering Circular, the Exchange Agent will establish the required accounts at DTC for the common stock tendered in the Exchange Offer. Once established, any financial institution that is a participant in DTC's system may make book-entry delivery of common stock by causing DTC to transfer the common stock into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of the common stock may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile of the letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the expiration of the Exchange Offer at one of the addresses listed below under the caption "-- Exchange Agent." In addition, the Exchange Agent must receive book-entry confirmation of transfer of the common stock into the Exchange Agent's account of DTC prior to the expiration of the Exchange Offer. If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your common stock, but

     - the certificates for the common stock are not immediately available,

     - you do not have enough time to deliver your certificates representing the common stock or other required documents to the Exchange Agent before the expiration of the Exchange Offer, or

     - the procedure for book-entry transfer cannot be completed before the expiration of the Exchange Offer,

you may effect a tender of your common stock if:

     - the tender is made through an eligible guarantor institution;

     - prior to the expiration of the Exchange Offer, the Exchange Agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address, and the number of shares of common stock you are tendering and stating that the tender is being made by notice of guaranteed delivery; these documents may be sent by overnight courier, registered or certified mail or facsimile transmission;

     - you guarantee that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered common stock, in proper form for transfer, or a book-entry confirmation of transfer of the common stock into the Exchange Agent's account at DTC, including the agent's message that forms a part of the book-entry confirmation, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the Exchange Agent; and

     - the Exchange Agent receives the certificates for all physically tendered common stock, in proper form for transfer, or a book-entry confirmation of transfer of the common stock into the Exchange Agent's account at DTC, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, in each case within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL OF TENDERS

     YOU MAY WITHDRAW TENDERS OF COMMON STOCK AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER AND, UNLESS YOUR TENDERED COMMON STOCK HAS PREVIOUSLY BEEN ACCEPTED FOR EXCHANGE AND YOU HAVE RECEIVED THE SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK ISSUABLE IN EXCHANGE THEREFOR, YOU MAY ALSO WITHDRAW PREVIOUSLY TENDERED COMMON STOCK AT ANY TIME AFTER JANUARY 28, 2002.


     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the expiration of the Exchange Offer at one of the addresses listed below under the caption "-- Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the common stock to be withdrawn, identify the common stock to be withdrawn, including the number of shares of the common stock, and, where certificates for common stock have been transmitted, specify the name in which the common stock is registered, if different from that of the withdrawing holder. If certificates for common stock have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If common stock has been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn common stock and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility, including time of receipt, of these notices will be determined by us. Our determination will be final and binding.


     Any common stock properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any common stock which has been tendered for exchange but which is not exchanged for any reason will be returned to the registered holder without cost to that holder promptly after withdrawal, non-acceptance of tender or termination of the Exchange Offer. In the case of common stock tendered by book-entry transfer into the Exchange Agent's account at DTC by using the book-entry transfer procedures described above, any withdrawn or unaccepted common stock will be credited to the tendering holder's account at DTC. Properly withdrawn common stock may be re-tendered at any time prior to the expiration of the Exchange Offer by following one of the procedures described above under "-- Procedures for Tendering Common Stock."

EXCHANGE AGENT

     We have appointed LaSalle Bank National Association as the Exchange Agent. All completed letters of transmittal and agent's messages should be directed to the Exchange Agent at one of the addresses set forth below. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your common stock should also be directed to the Exchange Agent at the telephone number or one of the following addresses:

                                  Delivery To:
               LaSalle Bank National Association, Exchange Agent

      By Certified Mail:               By Overnight Courier:                     By Hand:
    LaSalle Bank National              LaSalle Bank National              LaSalle Bank National
         Association                        Association                        Association
  135 South LaSalle Street,          135 South LaSalle Street,          135 South LaSalle Street,
          Suite 1960                         Suite 1960                         Suite 1960
   Chicago, Illinois 60603            Chicago, Illinois 60603            Chicago, Illinois 60603
    Attention: Mark Rimkus             Attention: Mark Rimkus             Attention: Mark Rimkus
(registered or certified mail
         recommended)

                                           By Facsimile:
                               (Eligible Guarantor Institutions Only)
                                           (312) 904-2236

                                      To Confirm by Telephone
                                      or for Information Call:
                                           (312) 904-2458

     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESSES LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.

     Requests for additional copies of this Offering Circular, the enclosed letter of transmittal or the enclosed notice of guaranteed delivery may be directed to the Exchange Agent at the telephone number or the address listed above. Requests for copies of our Amended Quarterly Report for the period ended September 30, 2001, our 2000 Amended Annual Report, our Annual Meeting Proxy Statement may be directed to the company .

EXPENSES

     We expect that we will pay approximately $100,000.00 in expenses relating to the Exchange Offer. We expect to obtain the cash required to pay our expenses through cash flow.

RECOMMENDATION

     WE ARE NOT MAKING ANY RECOMMENDATION REGARDING WHETHER YOU SHOULD TENDER YOUR COMMON STOCK, AND, ACCORDINGLY, YOU MUST MAKE YOUR OWN DETERMINATION AS TO WHETHER TO TENDER YOUR COMMON STOCK FOR EXCHANGE AND ACCEPT THE SERIES E CONVERTIBLE PREFERRED STOCK WE PROPOSE TO ISSUE. HOWEVER, MEMBERS OF OUR BOARD OF DIRECTORS AND MANAGEMENT HAVE NOTIFIED US THAT THEY INTEND TO TENDER COMMON STOCK BENEFICIALLY OWNED BY THEM.

SOLICITATION

     The Exchange Offer is being made by us in reliance on the exemption from the registration requirements of the Securities Act, afforded by Section 3(a)(9) thereof. We therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the common stock. We have not retained any dealer manager or other agent to solicit tenders with respect to the Exchange Offer. The Exchange Agent will mail solicitation materials on our behalf. We will pay the Exchange Agent customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other expenses, including filing fees, blue sky fees and printing and distribution expenses. We will reimburse reasonable expenses incurred by brokers and dealers in forwarding this Offering Circular and the other materials in connection with the Exchange Offer to the holders of the common stock. No broker, dealer, commercial bank or trust company has been authorized to act as our agent for purposes of the Exchange Offer.

     Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of Molecular Diagnostics and its affiliates, without compensation for such solicitation, and by persons so engaged by the Exchange Agent.

TRANSFER TAXES

     You will not be obligated to pay any transfer tax in connection with the tender of common stock in the Exchange Offer unless you instruct us to register your shares of Series E convertible preferred stock in the name of, or request that common stock not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

                       FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is a discussion of certain federal income tax consequences to shareholders of Molecular Diagnostics who, pursuant to the Exchange Offer, exchange their common stock in Molecular Diagnostics for Series E convertible preferred stock of Molecular Diagnostics.

     Molecular Diagnostics intends for the Exchange Offer to qualify as a "recapitalization" pursuant to section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). If the exchange qualifies as a recapitalization, the Series E convertible preferred shares received by shareholders in exchange for the common stock tendered pursuant to the Exchange Offer will have a basis in the Series E convertible preferred stock which will be the same as the basis of the common stock tendered and exchanged. Normally, the basis of a shareholder's common stock will be equal to the price paid upon the purchase of such shares by the shareholder. The basis of the Series E convertible preferred stock will be used to determine the gain or loss to be recognized by a shareholder upon a later sale or taxable disposition of the Series E convertible preferred stock.

     It is possible that the Internal Revenue Service ("IRS") could determine that some part or all of the Exchange Offer is subject to tax. For example, if the IRS should determine that the value of the Series E convertible preferred stock is greater than the value of the common stock tendered by a shareholder, that shareholder will recognize taxable gain equal to the deemed difference in value between such shares. Although the stated value of the Series E convertible preferred stock is greater than the closing price of the common stock on November 16, 2001, other factors may be considered in establishing the actual value of the Series E convertible preferred stock. These factors include, but are not limited to, the value of the common stock on the Expiration Date, the lack of a trading market for the Series E convertible preferred stock and the possibility of greater appreciation in the price of the Common Stock in comparison to the Series E convertible preferred stock. Molecular Diagnostics has established the liquidation value of the Series E convertible preferred stock at $22.00 per share in an attempt to equalize the value of the Series E convertible preferred stock to the common stock. However, there can be no guarantee that the IRS will agree that the value of the Series E convertible preferred stock is equal to that of the common stock at the time of the exchange. Additionally, the IRS could contend that the Series E convertible preferred stock is "nonqualified preferred shares" as defined in section 351(g) of the Code and, therefore, that the exchange of common stock for Series E convertible preferred stock should not be treated as an exchange of stock or securities for purposes of the nonrecognition provisions of Code section 354(a)(1). Preferred stock, for purposes of the definition of "nonqualified preferred stock" means stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. In this connection, it should be noted that the Series E convertible preferred stock enjoys a conversion privilege exercisable by the shareholder from and after December 1, 2002, to convert the Series E convertible preferred stock into common stock of Molecular Diagnostics at a conversion price which allows the shareholder to participate in the growth in value of the common stock. Since that date, no regulations have been adopted or proposed which would give guidance regarding the definition of "preferred stock" set forth in the Code However, it is our view that, because the conversion privilege is exercisable by holders of Series E convertible preferred stock commencing on or after one year from their issuance, and because the conversion price will allow for such shareholders to fully participate in the growth of common stock following the Exchange Offer, the Series E convertible preferred stock does participate in corporate growth to a significant extent and, therefore, will not be considered "nonqualified preferred stock" within the meaning of Code section 351(g).

     Accordingly, as set forth above, it is our view that the exchange by shareholders of common stock of Molecular Diagnostics for Series E convertible preferred stock will constitute a recapitalization under Code section 368(a)(1)(E) and that with the exception of any cash payments received in lieu of fractional shares, shareholders will recognize neither gain nor loss on the Exchange Offer. Notwithstanding, in the event that the IRS determines that the fair market value of the Series E convertible preferred stock exceeds that of the common stock surrendered, it is likely that the excess received in the Exchange Offer will be taxable as part of a capital exchange. Alternatively, in the event the value of the common stock is deemed to be greater than that of the Series E convertible preferred shares, the shareholder could be entitled to recognize a loss.

     Pursuant to Code section 306, if a shareholder of a corporation sells or otherwise disposes of "section 306 stock" in other than a redemption transaction, the amount realized on such disposition is treated, in whole or in part, as ordinary income. Code section 306(c)(1)(B) defines section 306 stock as including stock which not common stock and which was received by the shareholder selling or otherwise disposing of such stock in pursuance of a plan of reorganization under Code section 368(a), and with respect to the receipt of which gain or loss to the shareholder, with limited exception, was to any extent not recognized. However, Code section 306(c)(2) provides that the term "section 306 stock" does not include any stock, no part of the distribution of which would have been a dividend at the time of the distribution if money had been distributed in lieu of the stock. The term "dividend" is defined in Code section 316 to mean any distribution to a shareholder out of accumulated or current earnings and profits. We have determined that neither Molecular Diagnostics nor any member of the affiliated group with it files a consolidated tax return has any accumulated earnings and profits and that it is highly unlikely that for the current year any such corporation will have current earnings and profits. Accordingly, it is our view that, by reason the exception set forth in Code section 306(c)(2), the Series E convertible preferred stock transferred pursuant to the exchange transaction will not be considered "section 306 stock." If our assessment that there is no accumulated and there will be no current earnings and profits proves to be in error, the Series E convertible stock would be considered "section 306 stock." Moreover, the IRS could upon audit determine that Molecular Diagnostics, in fact, has either accumulated or current earnings and profits as of the effective date of the Exchange Offer. In such event, the Series E convertible preferred stock would then be considered "section 306 stock."

     In the event that the Series E convertible preferred stock is determined to be "section 306 stock," as noted above, the amount realized on a disposition thereof (other than pursuant to a redemption) will be treated as ordinary income to the extent of the stock's ratable share of the amount which would have been a dividend at the time of distribution, if, in lieu of section 306 stock, the corporation had distributed money in an amount equal to a fair market value of the stock at the time of the distribution. Any excess will be treated as gain from the sale of the stock. Pursuant to Code section 306(a)(1)(c), no loss is recognized on such disposition. If, however, either a shareholder or Molecular Diagnostics exercises the conversion privilege provided for in the Series E convertible preferred stock, then the "section 306 stock" taint will not carryover to the common stock of Molecular Diagnostics received upon the exercise of the conversion privilege.

     Shareholders are urged to consult their own tax advisors to determine the effect of this transaction based on their particular circumstances.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We have set forth in this section a description of certain rights and preferences of our convertible preferred stock as well as our other outstanding securities and contractual obligations because we believe they are materially relevant to an investor's understanding of an investment in our shares of Series E Preferred Stock.

     Our authorized capital stock consists of 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. On November 16, 2001 we had:

     - 35,560,517 shares of common stock issued and outstanding;

     - 590,197 shares of Series A convertible preferred stock of which 572,485 were issued and outstanding;

     - 1,500,000 shares of Series B convertible preferred stock of which 1,457,356 were issued and outstanding;

     - 1,666,666 shares of Series C convertible preferred stock of which 1,331,499 were issued and outstanding;

     - 300,000 shares of Series D convertible preferred stock of which 175,000 were issued and outstanding;

     - 800,000 shares of Series E convertible preferred stock of which none were issued and outstanding;

     - warrants that entitle the holders the right to purchase 9,106,374 shares of common stock at prices ranging from $0.01 to $23.75;

     - $1,085,000 aggregate principal amount convertible promissory notes that entitle the holders to purchase 1,038,962 shares of common stock; and

     - options that entitle the holders to purchase 3,507,395 shares of common stock at prices ranging from $0.39 to $36.08.

     If, and when, we implement the reverse stock split that our stockholders approved in May 2001, each three shares of our issued and outstanding common stock will be converted into one share of common stock and the conversion rights of our convertible securities will be correspondingly adjusted. The reverse stock split will not affect the number of shares we are authorized to issue.

COMMON STOCK

     Each share of our common stock has the same relative rights and is identical in all respects with each other share of common stock.

     Subject to any prior rights of the holders of any preferred stock then outstanding, holders of our common stock are entitled to receive such dividends as are declared by our board of directors out of funds legally available therefor. Full voting rights are vested in the holders of common stock, each share being entitled to one vote, subject to the rights of the holders of any preferred stock then outstanding. Our board of directors may issue authorized shares of common stock without stockholder approval. Subject to any prior rights of the holders of any preferred stock then outstanding, in the event of our liquidation, dissolution or winding up, holders of shares of our common stock are entitled to receive, pro rata, any assets distributable to stockholders with respect to shares held by them. Holders of shares of common stock do not have any preemptive rights to subscribe for any additional securities which may be issued by us or any cumulative voting rights. The outstanding shares of our common stock are fully paid and non-assessable.

PREFERRED STOCK

     Our preferred stock may be issued in one or more series at such time or times and for such consideration as our board of directors may determine. Our board of directors is expressly authorized at any time, and from time to time, to provide for the issuance of preferred stock with such voting rights and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be stated in the resolution authorizing the particular series of preferred stock. Our board of directors is authorized to designate the series and the number of shares comprising such series, the dividend rate, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights with respect to the shares of such series. The ability of our board of directors to issue preferred stock without stockholder approval could make an acquisition by an unwanted suitor of a controlling interest in us more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of us. Shares of preferred stock redeemed or acquired by us may return to the status of authorized but unissued shares, without designation as to series, and may be reissued by our board of directors.

  SERIES A CONVERTIBLE PREFERRED STOCK

     We are authorized to issue 590,197 shares of Series A convertible preferred stock, of which 572,485 shares were issued and outstanding as of November 16, 2001. Each share of Series A convertible preferred stock has a stated value of $4.50 and a conversion price of $10.3034, subject to antidilution adjustment. The Series A convertible preferred stock ranks senior to our common stock and on parity with our other issued and outstanding preferred stock. We may issue other series of preferred stock at any time and from time to time without the consent of the holders of the Series A convertible preferred stock.

  DIVIDENDS

     Shares of the Series A convertible preferred stock pay no dividends.

  VOTING RIGHTS

     The holders of the Series A convertible preferred stock have no right to vote on any matter except as required by Delaware law. If the Series A convertible preferred stock is entitled to vote with the holders of common stock as one class, each share of Series A convertible preferred stock shall entitle the holder to the number of votes that equals the number of shares of common stock into which each share of Series A convertible preferred stock is convertible. Without first obtaining the approval of a majority of the shares of Series A convertible preferred stock then outstanding, we may not repeal, amend or change the Series A convertible preferred stock Certificate of Designations or our Certificate of Incorporation to alter or change the powers, preferences or rights of the Series A convertible preferred stock so as to affect them adversely.

  LIQUIDATION

     The liquidation preference of the Series A convertible preferred stock is $4.50 per share. Upon liquidation, dissolution or winding up of Molecular Diagnostics, each holder of the Series A convertible preferred stock is entitled to be paid in cash out of our assets available for distribution to shareholders an amount equal to the liquidation preference of the Series A convertible preferred stock before any amounts may be paid to any class or series of capital stock ranking junior to the Series A convertible preferred stock.

     If the assets available for distribution to the holders of Series A convertible preferred stock and any other security ranking on parity with the preferred stock are insufficient to pay in full all amounts payable to the holders of the Series A convertible preferred stock and all other parity securities, then all of the assets available for distribution to the holders of the Series A convertible preferred stock and parity securities will be distributed among the holders ratably in proportion to the amounts that would be payable if there were sufficient assets to permit payment in full. After payment in full, the holders of the Series A convertible preferred stock will not be entitled to any further distribution of assets. A merger or consolidation will be considered a liquidation event in certain circumstances.

  RESERVATION OF SHARES

     We have authorized and will reserve and keep available a sufficient number of shares of our common stock as will be issuable upon the conversion of all outstanding shares of Series A convertible preferred stock and dividends payable thereon. These shares of our common stock, when issued, will be duly and validly issued, fully paid and non-assessable, and free of liens.

  REDEMPTION

     Shares of the Series A convertible preferred stock are not redeemable.

  SINKING FUND

     There is no sinking fund for the Series A convertible preferred stock.

  CONVERSION

     Shares of Series A convertible preferred stock are convertible, at any time, at the option of the holder into shares of common stock. Each share of the Series A convertible preferred stock is convertible into such number of shares of our common stock as is determined by dividing the $4.50 stated value by the then effective conversion price (currently $10.3034), which is referred to as the conversion rate. The conversion rate is currently 0.4367.

     If during the three year period beginning March 1, 2001, the then current market price of our common stock equals or exceeds $13.50 per share for any 20 consecutive trading days commencing 45 business days before the date in question, we may elect to convert all then outstanding shares of Series A convertible preferred stock into common stock at the then effective conversion rate.

  ADJUSTMENTS TO CONVERSION PRICE

     The conversion price and the number of shares of common stock issuable upon conversion of the Series A convertible preferred stock are subject to adjustment from time to time upon the occurrence of any of the following events at any time:

     - If we (A) issue common stock as a dividend or a distribution with respect to any class or series of our capital stock, (B) split or otherwise subdivide our common stock , (C) combine our outstanding shares of common stock into a greater or smaller number of shares, or (D) issue any shares of capital stock in a reclassification;

     - If there occurs a merger, consolidation, recapitalization or conveyance of all or substantially all of our assets.

     The conversion price and the conversion rate will be adjusted when we implement the reverse stock split.

  FRACTIONAL SHARES

     We will not issue any fractional shares of common stock upon the conversion of the Series A convertible preferred stock but rather will pay cash based on the then current market price per share of our common stock.

  SERIES B CONVERTIBLE PREFERRED STOCK

     We are authorized to issue 1,500,000 shares of Series B convertible preferred stock, of which 1,457,356 shares were outstanding as of November 16, 2001. Each share of Series B convertible preferred stock has a stated value of $4 and a conversion price of $1, subject to antidilution adjustment. The Series B convertible preferred stock ranks senior to our common stock and on parity with our other issued and outstanding preferred stock. We may issue other series of preferred stock at any time and from time to time without the consent of the holders of the Series B convertible preferred stock.

  DIVIDENDS

     Shares of the Series B convertible preferred stock accrue dividends on a quarterly basis at an annual rate of 10% per share payable on the last day of March, June, September and December, commencing March 31, 2001, out of any assets or funds legally available for payment of dividends. Dividends are cumulative and accrue, whether or not declared by our board of directors, but can only be declared or paid and set apart for payment if full cumulative dividends for all prior quarterly dividend periods then outstanding shall have been or shall be concurrently paid or declared and set apart for payment.

     We may not pay any dividends or any distribution on any class or series of capital stock ranking junior to the Series B convertible preferred stock except dividends payable in shares of our stock of any class junior to the preferred stock, and we may not repurchase or redeem any junior stock, if any dividends on the Series B convertible preferred stock are then in arrears.

  VOTING RIGHTS

     The holders of the Series B convertible preferred stock have no right to vote on any matter except as required by Delaware law. If the Series B convertible preferred stock is entitled to vote with the holders of common stock as one class, each share of Series B convertible preferred stock shall entitle the holder to the number of votes that equals the number of shares of common stock into which each share of Series B convertible preferred stock is convertible. Without first obtaining the approval of a majority of the shares of Series B convertible preferred stock then outstanding, we may not repeal, amend or change the Series B convertible preferred stock Certificate of Designations or our Certificate of Incorporation to alter or change the powers, preferences or rights of the Series B convertible preferred stock so as to affect them adversely.

  LIQUIDATION

     The liquidation preference of the Series B convertible preferred stock is $4 per share plus all accrued but unpaid dividends. Upon liquidation, dissolution or winding up of Molecular Diagnostics, each holder of the Series B convertible preferred stock is entitled to be paid in cash out of our assets available for distribution to shareholders an amount equal to the liquidation preference of the Series B convertible preferred stock before any amounts may be paid to any class or series of capital stock ranking junior to the Series B convertible preferred stock.

     If the assets available for distribution to the holders of Series B convertible preferred stock and any other security ranking on parity with the preferred stock are insufficient to pay in full all amounts payable to the holders of the Series B convertible preferred stock and all other parity securities, then all of the assets available for distribution to the holders of the Series B convertible preferred stock and parity securities will be distributed among the holders ratably in proportion to the amounts that would be payable if there were sufficient assets to permit payment in full. After payment in full, the holders of the Series B convertible preferred stock will not be entitled to any further distribution of assets. A merger or consolidation will be considered a liquidation event in certain circumstances.

  RESERVATION OF SHARES

     We have authorized and will reserve and keep available a sufficient number of shares of our common stock as will be issuable upon the conversion of all outstanding shares of Series B convertible preferred stock and dividends payable thereon. These shares of our common stock, when issued, will be duly and validly issued, fully paid and non-assessable, and free of liens.

  REDEMPTION

     Shares of the Series B convertible preferred stock are not redeemable.

  SINKING FUND

     There is no sinking fund for the Series B convertible preferred stock.

  CONVERSION

     Shares of Series B convertible preferred stock are convertible, at any time, at the option of the holder, into shares of common stock. Each share of the Series B convertible preferred stock is convertible into such number of shares of our common stock as is determined by dividing the $4 stated value per share plus all accrued but unpaid dividends by the then effective conversion price (currently $1), which is referred to as the conversion rate.

     If the then current market price of our common stock equals or exceeds $4 per share for any 40 consecutive trading days, we may elect to convert all outstanding shares of Series B convertible preferred stock into common stock at the then effective conversion rate. If for any reason we do not pay any portion of the accrued dividends on the Series B convertible preferred stock being converted, we may pay that portion of unpaid dividends in shares of common stock.

  ADJUSTMENTS TO CONVERSION PRICE

     The conversion price and the number of shares of common stock issuable upon conversion of the Series B convertible preferred stock are subject to adjustment from time to time upon the occurrence of any of the following events at any time:

     - If we (A) issue common stock as a dividend or a distribution with respect to any class or series of our capital stock, (B) split or otherwise subdivide our common stock, (C) combine our outstanding shares of common stock into a greater or smaller number of shares, or (D) issue any shares of capital stock in a reclassification;

     - If there occurs a merger, consolidation, recapitalization or conveyance of all or substantially all of our assets.

     The conversion price and the conversion rate will be adjusted when we implement the reverse stock split.

  FRACTIONAL SHARES

     We will not issue any fractional shares of common stock upon the conversion of the Series B convertible preferred stock but rather will pay cash based on the then current market price per share of our common stock.

  SERIES C CONVERTIBLE PREFERRED STOCK

     We are authorized to issue 1,666,666 shares of Series C convertible preferred stock, of which 1,331,499 were issued and outstanding as of November 16, 2001. Each share of Series C convertible preferred stock has a stated value of $3 and will have a conversion price of $0.60, subject to antidilution adjustment. The Series C convertible preferred stock ranks senior to our common stock and on parity with our other issued and outstanding preferred stock. We may issue other series of preferred stock at any time and from time to time without the consent of the holders of the Series C convertible preferred stock.

  DIVIDENDS

     Shares of the Series C convertible preferred stock accrue dividends on a semi-annual basis at an annual rate of 10% per share payable on the last day of March and September, commencing March 31, 2002, out of any assets or funds legally available for payment of dividends. Dividends are cumulative and accrue, whether or not declared by our board of directors, but can only be declared or paid and set apart for payment if full cumulative dividends for all prior dividend periods then outstanding shall have been or shall be concurrently paid or declared and set apart for payment. Dividends are payable in cash provided that we may pay the dividends for the first two years in cash or in shares of our common stock.

     We may not pay any dividends or any distribution on any class or series of capital stock ranking junior to the Series C convertible preferred stock except dividends payable in shares of our stock of any class junior to the preferred stock, and we may not repurchase or redeem any junior stock, if any dividends on the Series C convertible preferred stock are then in arrears.

  VOTING RIGHTS

     The holders of the Series C convertible preferred stock have no right to vote on any matter except as required by Delaware law. If the Series C convertible preferred stock is entitled to vote with the holders of common stock as one class, each share of Series C convertible preferred stock shall entitle the holder to the number of votes that equals the number of shares of common stock into which each share of Series C convertible preferred stock is convertible. Without first obtaining the approval of a majority of the shares of Series C convertible preferred stock then outstanding, we may not repeal, amend or change the Series C convertible preferred stock Certificate of Designations or our Certificate of Incorporation to alter or change the powers, preferences or rights of the Series C convertible preferred stock so as to affect them adversely.

  LIQUIDATION

     The liquidation preference of the Series C convertible preferred stock is $3 per share plus all accrued but unpaid dividends. Upon liquidation, dissolution or winding up of Molecular Diagnostics, each holder of the Series C convertible preferred stock is entitled to be paid in cash out of our assets available for distribution to shareholders an amount equal to the liquidation preference of the Series C convertible preferred stock before any amounts may be paid to any class or series of capital stock ranking junior to the Series C convertible preferred stock.

     If the assets available for distribution to the holders of Series C convertible preferred stock and any other security ranking on parity with the preferred stock are insufficient to pay in full all amounts payable to the holders of the Series C convertible preferred stock and all other parity securities, then all of the assets available for distribution to the holders of the Series C convertible preferred stock and parity securities will be distributed among the holders ratably in proportion to the amounts that would be payable if there were sufficient assets to permit payment in full. After payment in full, the holders of the Series C convertible preferred stock will not be entitled to any further distribution of assets. A merger or consolidation will be considered a liquidation event in certain circumstances.

  RESERVATION OF SHARES

     We will have authorized and will reserve and keep available a sufficient number of shares of our common stock as will be issuable upon the conversion of all outstanding shares of Series C convertible preferred stock and dividends payable thereon. These shares of our common stock, when issued, will be duly and validly issued, fully paid and non-assessable, and free of liens.

  REDEMPTION

     Shares of the Series C convertible preferred stock are not redeemable.

  SINKING FUND

     There is no sinking fund for the Series C convertible preferred stock.

  CONVERSION

     Shares of Series C convertible preferred stock are convertible at any time at the option of the holder, into shares of common stock. Each share of the Series C convertible preferred stock is convertible into such number of shares of our common stock as is determined by dividing the $3 stated value per share plus all accrued but unpaid dividends by the then effective conversion price, which is referred to as the conversion rate.

  ADJUSTMENTS TO CONVERSION PRICE

     The conversion price and the number of shares of common stock issuable upon conversion of the Series C convertible preferred stock are subject to adjustment from time to time upon the occurrence of any of the following events at any time:

     - If we (A) issue common stock as a dividend or a distribution with respect to any class or series of our capital stock, (B) split or otherwise subdivide our common stock, (C) combine our outstanding shares of common stock into a greater or smaller number of shares, or (D) issue any shares of capital stock in a reclassification;

     - If there occurs a merger, consolidation, recapitalization or conveyance of all or substantially all of our assets.

  FRACTIONAL SHARES

     We will not issue any fractional shares of common stock upon the conversion of the Series C convertible preferred stock but rather will pay cash based on the then current market price per share of our common stock.

  SERIES D CONVERTIBLE PREFERRED STOCK

     We are authorized to issue 300,000 shares of Series D convertible preferred stock, of which 175,000 were issued and outstanding as of November 16, 2001. Each share of Series D convertible preferred stock has a stated value of $10 and a conversion price of $1, subject to antidilution adjustment. The Series D convertible preferred stock ranks senior to our common stock and on parity with our other outstanding preferred stock. We may issue other series of preferred stock at any time and from time to time without the consent of the holders of the Series D convertible preferred stock.

  DIVIDENDS

     Shares of the Series D convertible preferred stock accrue dividends on a semi-annual basis at an annual rate of 10% per share payable on the last day of April and October, commencing April 30, 2002, out of any assets or funds legally available for payment of dividends. Dividends are cumulative and accrue, whether or not declared by our board of directors, but can only be declared or paid and set apart for payment if full cumulative dividends for all prior dividend periods then outstanding shall have been or shall be concurrently paid or declared and set apart for payment. Dividends are payable in cash provided that we may pay the dividends for the first two years in cash or in shares of our common stock.

     We may not pay any dividends or any distribution on any class or series of capital stock ranking junior to the Series D convertible preferred stock except dividends payable in shares of our stock of any class junior to the preferred stock, and we may not repurchase or redeem any junior stock, if any dividends on the Series D convertible preferred stock are then in arrears.

  VOTING RIGHTS

     The holders of the Series D convertible preferred stock have no right to vote on any matter except as required by Delaware law. If the Series D convertible preferred stock is entitled to vote with the holders of common stock as one class, each share of Series D convertible preferred stock shall entitle the holder to the number of votes that equals the number of shares of common stock into which each share of Series D convertible preferred stock is convertible. Without first obtaining the approval of a majority of the shares of Series D convertible preferred stock then outstanding, we may not repeal, amend or change the Series D convertible preferred stock Certificate of Designations or our Certificate of Incorporation to alter or change the powers, preferences or rights of the Series D convertible preferred stock so as to affect them adversely.

  LIQUIDATION

     The liquidation preference of the Series D convertible preferred stock is $10 per share plus all accrued but unpaid dividends. Upon liquidation, dissolution or winding up of Molecular Diagnostics, each holder of the Series D convertible preferred stock is entitled to be paid in cash out of our assets available for distribution to shareholders an amount equal to the liquidation preference of the Series D convertible preferred stock before any amounts may be paid to any class or series of capital stock ranking junior to the Series D convertible preferred stock.

     If the assets available for distribution to the holders of Series D convertible preferred stock and any other security ranking on parity with the preferred stock are insufficient to pay in full all amounts payable to the holders of the Series D convertible preferred stock and all other parity securities, then all of the assets available for distribution to the holders of the Series D convertible preferred stock and parity securities will be distributed among the holders ratably in proportion to the amounts that would be payable if there were sufficient assets to permit payment in full. After payment in full, the holders of the Series D convertible preferred stock will not be entitled to any further distribution of assets. A merger or consolidation will be considered a liquidation event in certain circumstances.

  RESERVATION OF SHARES

     We will have authorized and will reserve and keep available a sufficient number of shares of our common stock as will be issuable upon the conversion of all outstanding shares of Series D convertible preferred stock and dividends payable thereon. These shares of our common stock, when issued, will be duly and validly issued, fully paid and non-assessable, and free of liens.

  REDEMPTION

     Shares of the Series D convertible preferred stock are not redeemable.

  SINKING FUND

     There is no sinking fund for the Series D convertible preferred stock.

  CONVERSION

     Shares of Series D convertible preferred stock are convertible, at any time after April 1, 2002, at the option of the holder, into shares of common stock. Each share of the Series D convertible preferred stock is convertible into such number of shares of our common stock as is determined by dividing the $10 stated value per share plus all accrued but unpaid dividends by the then effective conversion price, which is referred to as the conversion rate.

     If the then current market price of our common stock equals or exceeds $5 per share for any 20 consecutive trading days, we may elect to convert all outstanding shares of Series D convertible preferred stock into common stock at the then effective conversion rate. If for any reason we do not pay any portion of the accrued dividends on the Series D convertible preferred stock being converted, we may pay that portion of unpaid dividends in shares of common stock.

  ADJUSTMENTS TO CONVERSION PRICE

     The conversion price and the number of shares of common stock issuable upon conversion of the Series D convertible preferred stock are subject to adjustment from time to time upon the occurrence of any of the following events at any time:

     - If we (A) issue common stock as a dividend or a distribution with respect to any class or series of our capital stock, (B) split or otherwise subdivide our common stock, (C) combine our outstanding shares of common stock into a greater or smaller number of shares, or (D) issue any shares of capital stock in a reclassification;

     - If there occurs a merger, consolidation, recapitalization or conveyance of all or substantially all of our assets.

     The conversion price and the conversion rate will be adjusted when we implement the reverse stock split.

  FRACTIONAL SHARES

     We will not issue any fractional shares of common stock upon the conversion of the Series D convertible preferred stock but rather will pay cash based on the then current market price per share of our common stock.

  SERIES E CONVERTIBLE PREFERRED STOCK

     Please refer to the description of our Series E convertible preferred stock in the section entitled "Series E Convertible Preferred Stock."

COMMON STOCK PURCHASE WARRANTS

     As of November 16, 2001, we had outstanding 9,106,374 common stock purchase warrants, each entitling the holder the right to purchase one share of our common stock. These common stock purchase warrants have exercise prices ranging from $0.01 to $23.75. Common stock purchase warrants not exercised by their respective expiration dates will expire.

  ADJUSTMENTS TO EXERCISE PRICE

     The exercise price and the number of shares of common stock issuable upon the exercise of the common stock purchase warrants is subject to adjustment from time to time upon the occurrence of any of the following events:

     - If we (A) subdivide shares of our common stock, (B) declare a dividend upon our common stock payable solely in shares of our common stock, (C) reclassify or change our common stock into different securities, or (D) make a distribution on our capital stock other than regular cash dividends.

     The common stock purchase warrants will be adjusted on the same basis as the common stock if and when we implement the reverse stock split.

  RESERVATION OF SHARES

     We will have reserved a sufficient number of shares of our common stock as will be issuable upon exercise of all outstanding common stock purchase warrants if and when we implement the reverse stock split. Upon issuance, these shares of common stock will be duly and validly issued, fully paid and non-assessable, free of all preemptive rights and taxes.

  VOTING

     The holders of the common stock purchase warrants have no right to vote on matters submitted to shareholders and have no right to receive dividends.

  LISTING

     There is no public trading market for the common stock purchase warrants.

  FRACTIONAL SHARES

     We will not issue fractional shares of common stock upon exercise of the common stock purchase warrants but rather will pay the holder an amount in cash equal to the fair market value of any fractional interest.

  REGISTRATION RIGHTS

     We are obligated to register the resale of the common stock into which the common stock purchase warrants are exercisable provided more than one year has elapsed from the issuance of the relevant common stock purchase warrant. If we fail to make a filing with the SEC to register the underlying common stock within 30 days of the holder's request, the holder is entitled to receive from us in cash the difference between the exercise price and the average closing price of our common stock during the 30 calendar days immediately following the holder's request to register the common stock purchase warrants.

     In addition to the common stock purchase warrants described above, we have issued warrants for services rendered and in connection with financings. These warrants have the same characteristics as the common stock purchase warrants described above with respect to reservation of shares, voting, listing and fractional shares. The particular additional terms of these warrants are as follows:


AZIMUTH/CADMUS/NORTHLEA/VENTANA COMMON STOCK PURCHASE WARRANTS


     On February 7, 2001, we issued a warrant to Azimuth Corporation entitling Azimuth to purchase 1,000,000 shares of our common stock at an exercise price of $0.25 per share, subject to the adjustments described below. The Azimuth warrant expires February 7, 2006.

     On August 6, 2001, we issued warrants to Azimuth Corporation, Cadmus Corporation and Northlea Partners entitling the holders to purchase 250,000, 250,000 and 62,500 shares, respectively, of our common stock at an exercise price of $1.00 per share, subject to the adjustments described below. These warrants expire August 6, 2006.


     On November 2, 2001, we issued a warrant to Ventana Medical Systems, Inc. to purchase 1,750,000 shares of our common stock at an exercise price of $1.15 per share, subject to the antidilution adjustments described below. The Ventana warrant expires November 2, 2004.


  ADJUSTMENTS TO EXERCISE PRICE

     The exercise price and the number of shares of common stock issuable upon the exercise of these warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

     - If we (A) pay a dividend or make a distribution of common stock or (B) subdivide or combine outstanding shares of our common stock;

     - If we issue or sell any shares of our common stock at a price per share less than the exercise price;

     - If we dividend or otherwise issue or sell any securities convertible into our common stock;

     - If we (A) merge or consolidate with another entity, (B) sell, lease or otherwise transfer all or substantially all of our property or assets or
       (C) effect a capital reorganization or recapitalization of our common stock.

BATHGATE WARRANTS

     On February 28, 2001, we issued warrants pursuant to a warrant agreement with Bathgate McColley Capital Group, LLC, entitling the holders of those warrants to purchase an aggregate of 227,500 shares of our common stock at an exercise price of $1.20 per share subject to the adjustments described below. The Bathgate warrants expire February 28, 2006.

  ADJUSTMENTS TO EXERCISE PRICE

     The exercise price and the number of shares of common stock issuable upon the exercise of the Bathgate warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

     - If we (A) pay a dividend or make a distribution to holders of our common stock, (B) subdivide or combine our outstanding shares of our common stock, or (C) issue by reclassification of our common stock other securities;

     - If we issue rights, options, warrants or convertible securities to all or substantially all holders of our common stock, without charge, entitling them to purchase common stock below the then current market value per share of common stock on the date of issuance;

     - If we distribute to holders of common stock all or substantially all evidences of indebtedness of assets or rights, options, warrants or convertible securities containing the right to purchase our common stock;

     - If we (A) consolidate or merge with another entity, or (B) sell or convey all or substantially all of our property or assets of business. We may not merge or consolidate with another entity unless we make these adjustments.

     No adjustment to the Bathgate warrants will be made due to any dividends or distributions out of earnings or grants or exercises of currently authorized or outstanding options or issuance of shares under our benefit plans.

HOLLEB WARRANT

     On July 15, 1999, we issued a warrant to Holleb & Coff entitling Holleb to purchase 250,000 shares of our common stock at an exercise price of $0.33 per share. The Holleb warrant expires July 14, 2009.

TUCKER ANTHONY WARRANT

     On July 10, 2001, we issued a warrant to Tucker Anthony Incorporated entitling Tucker Anthony to purchase 150,000 shares of our common stock at an exercise price of $1.20. The Tucker Anthony warrant expires July 10, 2006.

  ADJUSTMENTS TO EXERCISE PRICE

     The exercise price and the number of shares of common stock issuable upon the exercise of the Tucker Anthony warrant is subject to adjustment from time to time upon the occurrence of any of the following events:

     - If we (A) declare a dividend on our outstanding common stock payable in shares of our capital stock; (B) subdivide or combine outstanding shares of our common stock into a greater or smaller number of shares; or (C) issue any shares of our capital stock by way of reclassification, including a merger or consolidation.

CONVERTIBLE PROMISSORY NOTES

     We have issued two convertible promissory notes, one to Monsun A/S due November 1, 2001 and the other to NeoMed Innovations III, L.P. due May 15, 2002. Each promissory note is for the principal amount of $500,000. If we prepay the promissory notes, the holders, at their option, may elect to convert the promissory note, plus accrued interest, into shares of our common stock at the conversation rate of $1.00 per share. In addition, the number of shares of common stock the promissory notes are convertible into is subject to adjustment from time to time if we (A) subdivide, combine or reclassify our common stock, or (B) exchange our common stock for securities or property of another company.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar of our common stock is LaSalle Bank National Association, Chicago, Illinois.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC in Washington, D.C. or at its regional offices located at:

            Public Reference Room                         Midwest Regional Office
           450 Fifth Street, N.W.                             Citicorp Center
                  Room 1024                               500 West Madison Street
           Washington, D.C. 20549                               Suite 1400
                                                          Chicago, Illinois 60661

     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically. The address of that site is: http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this Offering Circular. This Offering Circular incorporates by reference:

     - Annual Report on Form 10-K, as amended, for the year ended December 31, 2000;

     - Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2001;

     - Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2001;

     - Current Report on Form 8-K dated September 17, 2001;

     - Current Report on Form 8-K dated September 26, 2001; and

     - Quarterly Report on Form 10-Q, as amended, for the quarter ended September 30, 2001.

     You may request a copy of the documents incorporated by reference in this Offering Circular upon request to the company.

     In addition to the foregoing, all reports and other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Offering Circular and prior to the expiration date of the Exchange Offer shall be deemed to be incorporated by reference into this Offering Circular and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

     We have appointed LaSalle Bank as the Exchange Agent for the Exchange Offer. All completed letters of transmittal and agent's messages should be directed to the Exchange Agent at one of the addresses set forth below. Copies of the letters of transmittal will be accepted. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your common stock should also be directed to the Exchange Agent at the telephone number or one of the addresses set forth below:

                             The Exchange Agent is:
                       LASALLE BANK NATIONAL ASSOCIATION

      By Certified Mail:            By Overnight Courier:                  By Hand:
    LaSalle Bank National           LaSalle Bank National           LaSalle Bank National
         Association                     Association                     Association
  135 South LaSalle Street,       135 South LaSalle Street,       135 South LaSalle Street,
          Suite 1960                      Suite 1960                      Suite 1960
   Chicago, Illinois 60603         Chicago, Illinois 60603         Chicago, Illinois 60603
    Attention: Mark Rimkus          Attention: Mark Rimkus          Attention: Mark Rimkus

                                 By Facsimile:
                     [Eligible Guarantor Institutions Only]
                                 (312) 904-2236

                            To Confirm by Telephone
                            Or for Information Call:
                                 (312) 904-2458

     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN ONE OF THE ADDRESSES LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.

     Requests for additional copies of this Offering Circular, the enclosed letter of transmittal or the enclosed notice of guaranteed delivery may be directed to the Exchange Agent at the telephone number and address listed above. Requests for copies of our Amended Quarterly Report for the period ended September 30, 2001, our 2000 Amended Annual Report, and/or our Annual Meeting Proxy Statement may be directed to Molecular Diagnostics.


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